A special meeting of the fund's shareholders was held on August 16, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
Albert R. Gamper, Jr.
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
Robert M. Gates
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
George H. Heilmeier
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
Edward C. Johnson 3d
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
Stephen P. Jonas
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
James H. KeyesB
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
Marie L. Knowles
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
Ned C. Lautenbach
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
William O. McCoy
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
Robert L. Reynolds
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
Cornelia M. Small
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
William S. Stavropoulos
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
Kenneth L. Wolfe
Affirmative	6,471,924,452.70	100.000
Withheld	0.00	00.000
TOTAL	6,471,924,452.70	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.